EXHIBIT 99.1

News Release	News Release	News Release	News Release

FOR IMMEDIATE RELEASE

Media Contact:
Marina H. Norville, marina.h.norville@aexp.com, +1.212.640.2832

Investors/Analysts Contacts:
Edmund Reese, edmund.reese@aexp.com, +1.212.640.5574
Shreya Patel, shreya.patel@aexp.com, +1.212.640.5574

AMERICAN EXPRESS REPORTS SECOND-QUARTER EPS OF $1.84

REVENUES RISE 9 PERCENT WITH BROAD-BASED GROWTH IN CARD MEMBER SPENDING AND LOANS

COMPANY REAFFIRMS FULL-YEAR EPS GUIDANCE AT HIGH-END OF $6.90 TO $7.30 OUTLOOK

(Millions, except percentages and per share amounts)

	Quarters Ended June 30,			Six Months Ended June 30,
	2018	2017	Percentage Inc/(Dec)	2018	2017	Percentage Inc/(Dec)
Total Revenues Net of Interest Expense	$10,002	$9,172	9	$19,720	$17,881	10
Net Income	$1,623	$1,344	21	$3,257	$2,595	26
Earnings Per Common Share – Diluted:
Net Income Attributable to Common Shareholders[1]	$1.84	$1.47	25	$3.70	$2.82	31
Average Diluted Common Shares Outstanding	862	893	(3)	862	898	(4)

New York – July 18, 2018 - American Express Company (NYSE: AXP) today reported second-quarter net income of $1.6 billion, up 21 percent from $1.3 billion a year ago. Diluted earnings per share was $1.84, up 25 percent from $1.47 per share a year ago.

Second-quarter consolidated total revenues net of interest expense were a record $10.0 billion, up 9 percent from $9.2 billion a year ago. The increase reflected higher spending by consumer, small business, and corporate Card Members. Revenues for the quarter also benefitted from higher loan volumes and fee income.

Consolidated provisions for losses were $806 million, up 38 percent from $583 million a year ago. The increase, which was in line with the company's full-year expectations, reflected growth in the loan and charge portfolios and higher write-off rates.

Consolidated expenses were $7.1 billion, up 7 percent from $6.6 billion a year ago. The rise primarily reflected higher rewards expenses and costs associated with marketing and business development. The latter category included continued investments in partnerships and higher spending on growth initiatives. Operating expenses were down 2 percent from a year ago.2

[1]
Represents net income  less (i) earnings allocated to participating share awards of $12 million and $11 million for the three months ended June 30, 2018 and 2017, respectively, and $25 million and $21 million for the six months ended June 30, 2018 and 2017, respectively, and (ii) dividends on preferred shares of $20 million and $19 million for the three months ended June 30, 2018 and 2017, respectively, and $41 million and $40 million for the six months ended June 30, 2018 and 2017, respectively.

[2]	Operating expenses represent salaries and employee benefits, professional services, occupancy and equipment, professional services, and other expenses.

The consolidated effective tax rate was 22 percent, down from 31 percent a year ago. For consolidated results and all segments, the current quarter reflected the reduction in the U.S. federal statutory tax rate as a result of the 2017 Tax Cuts and Jobs Act.

"We are a globally integrated payments company and the power of our differentiated business model was evident throughout this quarter's results," said Stephen J. Squeri, chairman and chief executive officer.  "Revenue growth was driven by broad-based increases in Card Member spending and fees. It also reflected the benefit of higher loan volumes, which that spending helped to generate.

"With total Card Member spending up 10 percent and 2.9 million new cards acquired, we are both strengthening relationships with current customers and attracting new ones through innovative products and services.

"We continued our progress towards parity coverage in the U.S., expanded our network internationally and announced new card offerings with three important business partners – Amazon, Marriott, and Wells Fargo.

"Our disciplined control of operating expenses, combined with revenue growth, gave us the flexibility to make substantial investments in our global brand campaign, additional customer benefits, and digital capabilities that will help to grow our business over the long term.

"After completing this year's Federal Reserve stress test, we received a green light to increase the quarterly dividend and are resuming our share buybacks this quarter."

Mr. Squeri also noted an important legal win during the quarter: "The U.S. Supreme Court ruled in our favor, found that our differentiated business model has spurred innovation, and ended a long-running antitrust case."

Looking ahead, Mr. Squeri said, "We expect 2018 revenues to be up at least 9 percent, and we are reaffirming our full-year EPS guidance at the high end of the $6.90 – $7.30 range we set earlier this year."

Segment Results

As previously announced, effective for the second quarter of 2018, the company realigned its reportable operating segments to reflect the organizational changes announced during the first quarter of 2018. Prior periods have been revised to conform to the new operating segments, which are as follows:

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Global Consumer Services Group (GCSG), which primarily issues a wide range of proprietary consumer cards globally. GCSG also provides services to consumers, including travel services and non-card financing products, and manages certain international joint ventures and our partnership agreements in China.

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Global Commercial Services (GCS), which primarily issues a wide range of proprietary corporate and small business cards and provides payment and expense management services globally. In addition, GCS provides commercial financing products.

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Global Merchant and Network Services (GMNS), which operates a global payments network that processes and settles card transactions, acquires merchants and provides multi-channel marketing programs and capabilities, services and data analytics, leveraging our global integrated network. GMNS enters into partnership agreements with third-party card issuers and acquirers, licensing the American Express brand and extending the reach of the global network. GMNS also manages loyalty coalition businesses in certain countries around the world and our reloadable prepaid and gift card businesses.

Corporate functions and certain other businesses and operations are included in Corporate and Other.

Global Consumer Services Group reported second-quarter net income of $770 million, up 25 percent from $615 million a year ago.

Total revenues net of interest expense were $5.3 billion, up 12 percent from $4.7 billion a year ago. The rise primarily reflected higher loans, Card Member spending, and fee income.

Provisions for losses totaled $565 million, up 32 percent from $428 million a year ago. The rise primarily reflected growth in the loan portfolio and, as expected, an increase in the lending write-off rate.

Total expenses were $3.8 billion, up 11 percent from $3.4 billion a year ago. The rise primarily reflected higher rewards expenses and costs associated with marketing and business development.

The effective tax rate was 20 percent, down from 32 percent a year ago.

Global Commercial Services reported second-quarter net income of $564 million, up 18 percent from $477 million a year ago.

Total revenues net of interest expense were $3.2 billion, up 8 percent from $2.9 billion a year ago. The increase primarily reflected higher Card Member spending.

Provisions for losses totaled $235 million, up 55 percent from $152 million a year ago, driven primarily by the charge portfolio.

Total expenses were $2.2 billion, up 9 percent from $2.0 billion a year ago. The rise primarily reflected higher costs associated with marketing and business development, and growth in rewards expenses.

The effective tax rate was 21 percent, down from 35 percent a year ago.

Global Merchant and Network Services reported second-quarter net income of $543 million, up 14 percent from $476 million a year ago.

Total revenues net of interest expense were $1.6 billion, up 1 percent from a year ago, primarily reflecting higher proprietary Card Member spending, partially offset by an expected decrease in the average discount rate and lower revenues from network partners.

Total expenses were $838 million, up 1 percent from $829 million a year ago.

The effective tax rate was 27 percent, down from 36 percent a year ago.

Corporate and Other reported second-quarter net loss of $254 million compared with net loss of $224 million a year ago.

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About American Express
American Express is a global services company, providing customers with access to products, insights and experiences that enrich lives and build business success. Learn more at americanexpress.com and connect with us on facebook.com/americanexpress, instagram.com/americanexpress, linkedin.com/company/american-express, twitter.com/americanexpress, and youtube.com/americanexpress.
Key links to products, services and corporate responsibility information: charge and credit cards, business credit cards, travel services, gift cards, prepaid cards, merchant services, Accertify, InAuth, corporate card, business travel, and corporate responsibility.
This earnings release should be read in conjunction with the company's statistical tables for the second-quarter 2018, available on the American Express website at http://ir.americanexpress.com and in a Form 8-K filed today with the Securities and Exchange Commission.

An investor conference call will be held at 5:00 p.m. (ET) today to discuss second-quarter earnings results. Live audio and presentation slides for the investor conference call will be available to the general public on the above-mentioned American Express Investor Relations website. A replay of the conference call will be available later today at the same website address.

This quarter, there will also be a listen-only conference call available to the general public at 1-800-260-0719, participant access code 452125.  The second quarter earnings press release, slides, and statistical tables are also available on the American Express website at http://about.americanexpress.com/.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company's expected business and financial performance and which include management's outlook for 2018, among other matters, contain words such as "believe," "expect," "anticipate," "intend," "plan," "aim," "will," "may," "should," "could," "would," "likely" and similar expressions.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The Company undertakes no obligation to update or revise any forward-looking statements.  Factors that could cause actual results to differ materially from these forward-looking statements, include, but are not limited to, the following:

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the Company's ability to achieve its 2018 earnings per common share outlook, which will depend in part on the following: revenues growing consistently with current expectations, which could be impacted by, among other things, the factors identified in the subsequent bullet; credit performance remaining consistent with current expectations; the impact of any future contingencies, including, but not limited to, litigation-related settlements, judgments or expenses, the imposition of fines or civil money penalties, an increase in Card Member reimbursements, restructurings, impairments and changes in reserves; the ability to control operating expense growth; the amount the Company spends on Card Member engagement and the Company's ability to drive growth from such investments; changes in interest rates beyond current expectations (including the impact of hedge ineffectiveness and deposit rate increases); a greater impact from certain cobrand agreements than expected, which could be affected by volumes and customer engagement; the impact of regulation and litigation, which could affect the profitability of the Company's business activities, limit the Company's ability to pursue business opportunities, require changes to business practices or alter the Company's relationships with partners, merchants and Card Members; the Company's tax rate remaining in line with current expectations, which could be impacted by, among other things, changes to the fourth quarter 2017 provisional tax charge due to changes in interpretations and assumptions the Company has made as well as actions the Company may take as a result of the Tax Cuts and Jobs Act, the Company's geographic mix of income, further changes in tax laws and regulation, unfavorable tax audits and other unanticipated tax items; and the impact of accounting changes;

•
the ability of the Company to grow revenues net of interest expense consistent with its expectations, which could be impacted by, among other things, weakening economic conditions in the United States or internationally, a decline in consumer confidence impacting the willingness and ability of Card Members to sustain and grow spending, continued growth of Card Member loans, a greater decline of the average discount rate than expected, the strengthening of the U.S. dollar, more cautious spending by corporate Card Members, the willingness of Card Members to pay higher card fees, lower spending on new cards acquired than estimated; and the Company's ability to address competitive pressures and implement its strategies and business initiatives, including within the premium consumer segment, commercial payments, the global network and digital environment;

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changes in the substantial and increasing worldwide competition in the payments industry, including competitive pressure that may impact the prices charged to merchants that accept American Express cards, competition for cobrand relationships, competition from new and non-traditional competitors and the success of marketing, promotion or rewards programs;

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a decline of the average discount rate by a greater amount than anticipated, including as a result of changes in the mix of spending by location and industry, merchant negotiations (including merchant incentives, concessions and volume-related pricing discounts), competition, pricing regulation (including regulation of competitors' interchange rates in the European Union and elsewhere), a greater shift of existing merchants into the OptBlue program and other factors;

•
the Company's delinquency and write-off rates and growth of provisions for losses being higher or lower than current expectations, which will depend in part on changes in the level of loan and receivable balances and delinquencies, mix of balances, loans and receivables related to new Card Members and other borrowers performing as expected, credit performance of new and enhanced lending products, unemployment rates, the volume of bankruptcies, collections capabilities and recoveries of previously written-off loans and receivables;

•
the Company's ability to continue to grow loans, which may be affected by increasing competition, brand perceptions and reputation, the Company's ability to manage risk, the behavior of Card Members and their actual spending and borrowing patterns, and the Company's ability to issue new and enhanced card products, offer attractive non-card lending products, capture a greater share of existing Card Members' spending and borrowings, reduce Card Member attrition and attract new customers;

•
the Company's net interest yield on Card Member loans not remaining consistent with current expectations, which will be influenced by, among other things, interest rates, changes in consumer behavior that affect loan balances, such as paydown rates, the Company's Card Member acquisition strategy, changes in the level of loans at promotional rates, product mix, cost of funds, credit actions, including line size and other adjustments to credit availability, potential pricing changes and deposit rates, which could be impacted by, among other things, changes in benchmark interest rates, competitive pressure and regulatory constraints;

•
the Company's rewards expense and cost of Card Member services growing inconsistently from expectations, which will depend in part on Card Member behavior as it relates to their spending patterns, including the level of spend in bonus categories, and the redemption of rewards and offers, as well as the degree of interest of Card Members in the value proposition offered by the Company; increasing competition, which could result in greater rewards offerings; the Company's ability to enhance card products and services to make them attractive to Card Members; and the amount the Company spends on the promotion of enhanced services and rewards categories and the success of such promotion;

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the actual amount to be spent on marketing and business development, which will be based in part on management's assessment of competitive opportunities; overall business performance and changes in macroeconomic conditions; the actual amount of advertising and Card Member acquisition costs; the Company's ability to continue to shift Card Member acquisition to digital channels; contractual obligations with business partners and other fixed costs and prior commitments; management's ability to identify attractive investment opportunities and make such investments, which could be impacted by business, regulatory or legal complexities; and the Company's ability to realize efficiencies, optimize investment spending and control expenses to fund such spending;

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the ability of the Company to control operating expense growth, which could be impacted by the need to increase significant categories of operating expenses, such as consulting or professional fees, including as a result of increased litigation, compliance or regulatory-related costs or fraud costs; continuing to implement and achieve benefits from reengineering plans, which could be impacted by factors such as an inability to mitigate the operational and other risks posed by potential staff reductions and underestimating hiring and other employee needs; higher than expected employee levels; an inability to innovate efficient channels of customer interactions, such as chat supported by artificial intelligence, or customer acquisition; the impact of changes in foreign currency exchange rates on costs; the payment of civil money penalties, disgorgement, restitution, non-income tax assessments and litigation-related settlements; impairments of goodwill or other assets; management's decision to increase or decrease spending in such areas as technology, business and product development and sales forces; greater-than-expected inflation; and the level of M&A activity and related expenses;

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the Company's deposit rates increasing faster or slower than current expectations and changes affecting the Company's ability to grow Personal Savings deposits consistent with expectations, including as a result of market demand, changes in benchmark interest rates or regulatory restrictions on the Company's ability to obtain deposit funding or offer competitive interest rates, which could affect the Company's net interest yield and ability to fund its businesses;

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changes affecting the Company's plans regarding the return of capital to shareholders through dividends and share repurchases, which will depend on factors such as changes in the stress testing and capital planning process and the continued non-objection by the Company's primary regulators to its capital plans; the amount of capital required to support asset growth; the amount the Company spends on acquisitions of companies; and the Company's results of operations and the economic environment in any given period;

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the Company's ability to strengthen its leadership in the premium segment, which will be impacted in part by competition, brand perceptions (including perceptions related to merchant coverage) and reputation and the ability of the Company to develop and market value propositions that appeal to Card Members and new customers and offer attractive services and rewards programs, which will depend in part on ongoing investments, new product innovation and development, Card Member acquisition efforts and enrollment processes, including through digital channels, and infrastructure to support new products, services and benefits;

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the ability of the Company to extend its leadership in commercial payments, which will depend in part on competition, the willingness and ability of companies to use credit and charge cards for procurement and other business expenditures as well as use other payment products for financing needs, perceived or actual difficulties and costs related to setting up card-based B2B payment platforms, the ability of the Company to offer attractive value propositions to potential customers, the Company's ability to enhance and expand its payment and lending solutions and the Company's ability to grow internationally, including through digital acquisitions and customer engagement capabilities;

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the ability of the Company to innovate and strengthen its global network, which will depend in part on the ability of the Company to update its systems and platforms, the amount the Company invests in the network and its ability to make funds available for such investments, and technological developments, including capabilities that allow greater digital connections;

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the ability of the Company to play a more essential role in the digital lives of its customers, which will depend on the Company's success in evolving its products and processes for the digital environment, offering attractive value propositions to Card Members to incentivize the use of and enhance satisfaction with the Company's digital channels and the Company's products as a means of payment through online and mobile channels, building partnerships and executing programs with other companies, developing digital capabilities and artificial intelligence to address travel and lifestyle needs and successfully integrating platforms we may acquire;

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the possibility that the Company will not execute on its plans to expand the merchant base, which will depend in part on the success of the Company, OptBlue merchant acquirers  and GNS partners in signing merchants to accept American Express, which could be impacted by the value propositions offered to merchants, OptBlue merchant acquirers and GNS partners, as well as the awareness and willingness of Card Members to use American Express cards at small merchants and of those merchants to accept American Express cards;

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a failure in or breach of the Company's operational or security systems, processes or infrastructure, or those of third parties, including as a result of cyber attacks, which could compromise the confidentiality, integrity, privacy and/or security of data, disrupt its operations, reduce the use and acceptance of American Express cards and lead to regulatory scrutiny, litigation, remediation and response costs, and reputational harm;

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legal and regulatory developments, which could require the Company to make fundamental changes to many of its business practices, including our ability to continue certain GNS and other partnerships; exert further pressure on the average discount rate and GNS volumes; result in increased costs related to regulatory oversight, litigation-related settlements, judgments or expenses, restitution to Card Members or the imposition of fines or civil money penalties; materially affect capital or liquidity requirements, results of operations, or ability to pay dividends or repurchase stock; or result in harm to the American Express brand; and

•
factors beyond the Company's control such as changes in global economic and business conditions, consumer and business spending generally, the availability and cost of capital, unemployment rates, geopolitical conditions, trade policies, foreign currency rates and interest rates, as well as fire, power loss, disruptions in telecommunications, severe weather conditions, natural disasters, health pandemics or terrorism, any of which could significantly affect demand for and spending on American Express cards, delinquency rates, loan and receivable balances and other aspects of the Company and its results of operations or disrupt the Company's global network systems and ability to process transactions.

A further description of these uncertainties and other risks can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 and the Company's other reports filed with the Securities and Exchange Commission.